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                                                                    Exhibit p(1)

                  CGM CAPITAL DEVELOPMENT FUND AND CGM TRUST

                                 CODE OF ETHICS

       In order to insure that all acts, practices and course of business engaged in by personnel of the above Funds reflect high standards and comply with the requirements of Section 17(j) of the Investment Company Act of 1940, as amended, and Rule 17j-1 thereunder, the Board, including a majority of Disinterested Directors (as defined below), of each Fund has determined that the Fund shall adopt this Code of Ethics. The reporting requirements of this Code are intended to assist each Fund in confirming that its personnel adhere to these high standards and to the requirements of the Investment Company Act and other applicable laws.

I.    Definitions.

      (A) "The Fund" means each of CGM Capital Development Fund, CGM Trust and each series thereof.

      (B) "Access Person" means any director, officer, general partner, trustee or Advisory Person of the Fund or the Adviser.

      (C)   "Adviser" means Capital Growth Management Limited Partnership.

      (D) "Adviser Personnel" means any officer, director, trustee or Advisory Person of the Fund who is an officer, director, partner, or employee of the Adviser.

      (E) "Advisory Person" means (i) any employee of the Fund or Adviser (or of any company in a control relationship to the Fund or Adviser), who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund or Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a Security by the Fund.

      (F) A security is "being considered for purchase or sale" when any individual who makes the final investment decision for the Fund is giving serious consideration to purchase or sale of the security.

      (G) A security is "being purchased or sold" by the Fund from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for the Fund until the time when such program has been fully completed or terminated.

      (H) "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

      (I) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management policies of a company, unless such power is solely the result of an official position with such company.

      (J)   "Director" means any trustee or director of the Fund.

      (K) "Disinterested Director" means a Director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act. "Interested person" as so defined includes any person who is an affiliated person of a broker or dealer.

      (L) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

      (M) "Investment Company Act" means the Investment Company Act of 1940, as amended.

      (N) "Investment Personnel" means (a) any employee of the Fund or Adviser (or of any company in a control relationship to the Fund or Adviser) who, in connection with his or her regular functions or duties, make or participates in making recommendations regarding the purchase or sale of securities by the Fund; and (b) any natural person who controls the Fund or Adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

      (O) "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Sections 4(2) or 4(6) of that Act, Regulation A under the Act, or Rules 504, 505 or 506 under the Act.

      (P) "Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act, except that it shall not include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies, or such other securities as may be excepted under the provisions of Rule 17j-1. The purchase or sale of a Security includes, among other things, the writing of an option to purchase or sell a Security.

      (Q) "Security Held or to be Acquired by a Fund" means (a) any Security which, within the most recent 15 days (i) is or has been held by the Fund, or (ii) is being or has been considered by the Fund or Adviser for purchase by the Fund; and (b) any option to purchase or sell, and any security convertible into or exchangeable for, a Security described in (a) above.

II.   Rules Applicable to Adviser Personnel.

      This Section II shall apply to Adviser Personnel. This Section II shall not apply to Disinterested Directors and other Access Persons who are not Adviser Personnel.

      (A)   Incorporation of Codes.

            The Adviser imposes reporting requirements and restrictions on the personal securities transactions of its personnel. Copies of the Code of Ethics of the Adviser have been furnished to the Directors. The Directors, including a majority of Disinterested Directors, have approved the Code of Ethics of the Adviser pursuant to paragraph
            (c)(1)(ii) of Rule 17j-1 under the Investment Company Act, and have determined that the Code of Ethics established by the Adviser may be appropriately applied by the Fund to Adviser Personnel.

            The provisions of the Code of Ethics of the Adviser are incorporated in this Code of Ethics as the provisions applicable to Adviser Personnel. A violation of the Code of Ethics of the Adviser by any Adviser Personnel covered by that Code with respect to transactions involving the Fund shall constitute a violation of this Code.

      (B)   Reports.

            (1) Adviser Personnel shall file the reports required under the Adviser's Code of Ethics with the officer (the "Review Officer") designated thereunder to receive such reports. Such reports shall at all times be subject to inspection by the Secretary of the Fund.

            (2) The Review Officer shall submit confidential monthly reports with respect to his personal securities transactions to a person designated in accordance with the applicable Code to receive his reports ("Alternate Review Officer"), who shall act in all respects in the manner prescribed herein for the Review Officer.

            (3) A report filed with the Review Officer (or in the case of a report of the Review Officer, with the Alternate Review Officer) shall be deemed to be filed with each of the Funds of which the reporting individual is an officer, director or trustee.

            (4) Any reports filed as provided in this Section II(B) shall be subject to inspection by the Directors.

      (C)   Review.

            (1) The Review Officer shall compare the reported personal securities transactions with portfolio transactions of the Fund to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material.

            (2) If the Review Officer determines that a violation of this Code has or may have occurred, he shall promptly submit his written determination, together with the report in question, any additional explanatory material provided by the individual in question, and report of the sanctions if any, imposed upon the individual by the applicable organization to the Secretary and the President of the Fund, who shall review the determination of whether a violation has occurred.

      (D)   Enforcement of Codes.

            (1) If the Secretary and the President of the Fund find that a violation has or may have occurred they shall promptly report the instance and any sanction imposed by the Adviser to the Directors of the Fund.

            (2) No person shall participate in a determination of whether he has committed a violation of any Code incorporated herein or of the imposition of any sanction against himself. If a securities transaction of the Secretary or President of the Fund is under consideration, a Director of the Fund not affiliated with the Adviser and designated for the purpose by the Directors of the Fund shall act in all respects in the manner prescribed herein for the Secretary or the President, as the case may be.

III.  Rules Applicable to Persons Other Than Adviser Personnel.

      This Section III shall apply to Access Persons who are not Adviser Personnel, including the Disinterested Directors. This Section III shall not apply to Adviser Personnel.

      (A)   Reporting.

            (1)   Initial Holdings Report.

                  (a) Every Access Person subject to this Section, other than a Disinterested Director who would be required to make a report solely by reason of being a Director, shall file with the Secretary of the Fund a report containing the information described in
                        Section III(A)(1)(b) of this Code; provided, however, that such Access Person shall not be required to make a report with respect to Securities held in any account over which such person does not have any direct or indirect influence or control.

                  (b) The report shall be made not later than 10 days after the reporting person becomes an Access Person, and shall contain the following information:

                        (i) the title, number of shares and principal amount of each Security in which the Access Person had direct or indirect beneficial ownership when the person became an Access Person;

                        (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account holding Securities for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                        (iii) the date the report is submitted by the Access
                              Person.

            (2)   Quarterly Transaction Report.

                  (a) Every Access Person subject to this Section shall file with the Secretary of the Fund a quarterly transaction report containing the information described in Section III(A)(2)(c) of this Code with respect to transactions in any Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Security; provided, however, that such Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.

                  (b) A Disinterested Director of the Fund need only file a quarterly transaction report for a quarter to report a transaction if such Director knew or, in the ordinary course of fulfilling his official duties as a Director of the Fund, should have known that, during the 15-day period immediately before or after the Director's transaction in a Security the Fund purchased or sold the Security, or the Fund or its Adviser considered purchasing or selling the Security.

                  (c) Every report shall be made not later than 10 days after the end of the calendar quarter to which the report relates, and shall contain the following information with respect to each transaction required to be reported therein:

                        (i) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Security involved;

                        (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                        (iii) the price of the Security at which the transaction
                              was effected;

                        (iv) the name of the broker, dealer or bank with or through whom the transaction was effected; and

                        (v)   the date the report is submitted by the Access
                              Person.

            (3)   Annual Holdings Report.

                  (a) Every Access Person subject to this Section, other than a Disinterested Director who would be required to make a report solely by reason of being a Director, shall file with the Secretary of the Fund a report containing the information described in
                        Section III(A)(3)(b) of this Code; provided, however, that such Access Person shall not be required to make a report with respect to Securities held in any account over which such person does not have any direct or indirect influence or control.

                  (b) The information submitted in the report must be current as of a date no more than 30 days before the report is submitted. The report shall be made not later than 20 days after each December 31st, and shall contain the following information:

                        (i) the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership;

                        (ii) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Securities are held for the direct or indirect benefit of the Access Person; and

                        (iii) the date the report is submitted by the Access
                              Person.

            (4) Any report made pursuant to this Section (B) may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the Security to which the report relates, and the existence of any report shall not by itself be construed as an admission that any event reported constitutes a violation of this Code.

            (5) The President of the Fund must identify all Access Persons who are required to make reports pursuant to this Section (A) and must inform those Access Persons of their reporting obligations. The Fund shall confirm that it has fulfilled this obligation in each written report submitted to the Directors under Section IV(B) of this Code.

      (B)   Review.

            (1) The Secretary of the Fund or his delegate shall compare the reported personal securities transactions with portfolio transactions of the Fund to determine whether any transaction which may violate any provision of this Code ("Reviewable Transaction") may have occurred.

            (2) If the Secretary of the Fund or his delegate determines that a Reviewable Transaction may have occurred, he shall then determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by an individual, the Secretary shall give such person an opportunity to supply additional information regarding the transaction in question.

      (C)   Initial Public Offerings and Limited Offerings.

            No Investment Personnel of the Fund may participate as a purchaser or acquire beneficial ownership of any security in an Initial Public Offering or Limited Offering.

      (D)   Enforcement.

            If the Secretary determines that a violation of this Code has or may have occurred, he shall promptly review that determination with the President of the Fund. If the President determines that a violation of this Code has or may have occurred, he shall promptly report the instance to the Directors of the Fund. The Directors, with the exception of any person whose transaction is under consideration, shall take such actions as they consider appropriate, including imposition of any sanctions that they consider appropriate.

IV.   Miscellaneous.

      (A)   Amendments to Codes of Ethics.

            The Board of Directors of the Fund, including a majority of Disinterested Directors, must approve any changes to this Code. In addition, the Board of Directors of the Fund must approve any material change to the Code of Ethics of the Adviser no later than six months after adoption of the material change.

      (B)   Administration of the Code.

            No less frequently than annually, the Adviser and the President of the Fund must furnish to the Directors, and the Directors must consider, a written report that:

            (1) describes any issues arising under the Fund's or Adviser's Code of Ethics, as applicable, or procedures of such entity since the last report to the Directors, including, but not limited to, information about material violations of its Code of Ethics or procedures and sanctions imposed in response to the material violations;

            (2) certifies that the Fund or Adviser, as applicable, has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics; and

            (3) certifies that the Fund has identified the Access Persons (other than the Disinterested Directors) who are subject to
                  Section III of this Code and informed them of their reporting obligations as required in Section III(A)(5) of this Code.

      (C)   Records.

            The Fund shall maintain at its principal place of business records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 32a-2(f)(1) under the Investment Company Act and shall be available for examination by the Directors or representatives of the Securities and Exchange Commission.

            (1) A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place.

            (2) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

            (3) A copy of each report made pursuant to this Code by any Access Person subject to Section III of this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place. It is understood that the Adviser shall preserve in the same manner copies of all reports made under its Code of Ethics by Access Persons of the Fund.

            (4) A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code or who are, or within the past five years have been, responsible for reviewing these reports shall be maintained in an easily accessible place.

            (5) A copy of each report furnished to the Board of Directors of the Fund under Section IV(B) of this Code shall be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

            (6) A record of any decisions, and the reasons supporting the decisions, to approve the acquisition by Investment Personnel of securities under Section III(C) of this Code shall be maintained for at least five years after the end of the fiscal year in which the approval is granted.

      (D)   Confidentiality.

            All reports of securities transactions and any other information filed with the Fund pursuant to this Code shall be treated as confidential, provided any such reports and information may be made available to the Directors, the Securities and Exchange Commission and other government agencies.

      (E)   Interpretation of Provisions.

            The Directors may from time to time adopt such interpretations of this Code as they deem appropriate.

      (F)   Consultation with Fund Counsel.

            Whenever the President or Secretary consider it desirable, they shall consult with Fund Counsel concerning any matter arising under the Code.